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                                                                     EXHIBIT 5.1


                    Parcel, Mauro, Hultin & Spaanstra, P.C.
                                Attorneys at Law
                             1801 California Street
                          Denver, Colorado  80202-2636
                            Telephone (303)292-6400
                            Telecopier (303)295-3040


                                  July 3, 1996


Frontier Airlines, Inc.
12015 East 46th Avenue
Denver, Colorado  80239

          Re:  Registration Statement on Form S-3
               Covering the Registration of 1,238,733
               Shares of Common Stock of Frontier Airlines, Inc.

Gentlemen and Ladies:

     We have acted as counsel for Frontier Airlines, Inc., a Colorado corporation (the "Company"), in connection with the registration for sale of 1,238,733 shares of the Company's Common Stock (the "Shares") in accordance with the registration provisions of the Securities Act of 1933, as amended.

     In such capacity we have examined, among other documents, the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission on or about July 3, 1996 (as may be further amended from time to time, the "Registration Statement"), covering the registration of the Shares.

     Based upon the foregoing and upon such further examinations as we have deemed relevant and necessary, we are of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Colorado.

     2. The Shares have been legally and validly authorized under the Company's Articles of Incorporation, as amended, and constitute (or will constitute upon due exercise of certain warrants as described in the Registration Statement) duly and validly issued and outstanding and fully paid and nonassessable shares of the Company.


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Frontier Airlines, Inc.
July 3, 1996
Page 2


     We hereby consent to the use of our name beneath the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 thereto.


                                       Very truly yours,

                                       PARCEL, MAURO, HULTIN & SPAANSTRA, P.C.



                                       By:   /s/ Douglas R. Wright
                                             ---------------------------------
                                             Douglas R. Wright, Director